Exhibit 10.41

Suite 4703-05 Plaza 66 Tower 2
1366 Nanjing Road West
Shanghai, PRC 200040
Tel: (8621) 6113 5811
Fax: (8621) 6113 5818
info@arccapitalchina.com

PYPO DIGITAL COMPANY LIMITED

48/F, Bank of China Tower,

1 Garden Road, Central, Hong Kong

Attention: Mr. KAM Yuen

BEIJING PYPO TECHNOLOGY GROUP COMPANY LIMITED

South 3/F, Chang An Xiong Rong Center

No.1 Nao Shi Kou Street

XiCheng District, Beijing, PRC

Attention: Mr. ZHANG Kuo

GOLDEN MEDITECH COMPANY LIMITED

48/F, Bank of China Tower,

1 Garden Road, Central, Hong Kong

Attention: Mr. KAM Yuen

CAPITAL ALLY INVESTMENTS LIMITED

48/F, Bank of China Tower,

1 Garden Road, Central, Hong Kong

Attention: Mr. KAM Yuen

Mr. Francis WAN

South 3/F, Chang An Xiong Rong Center

No.1 Nao Shi Kou Street

XiCheng District, Beijing, PRC

Mr. ZHANG Kuo

South 3/F, Chang An Xiong Rong Center

No.1 Nao Shi Kou Street

XiCheng District, Beijing, PRC

Mr. FEI Dong Ping

South 3/F, Chang An Xiong Rong Center

No.1 Nao Shi Kou Street

XiCheng District, Beijing, PRC

Dear Sirs:

RE:	Waiver of ARCH Digital Holdings Limited Redemption Right under the Equity Subscription Agreement

Whereas:

1.	ARCH Digital Holdings Limited (“ARCH Digital”), Pypo Digital Company Limited (“Pypo Cayman”), Beijing Pypo Technology Group Company Limited (“Beijing Pypo”), Golden Meditech Company Limited, China Bright Group Co., Ltd. (“China Bright”), Style Technology Development Limited (“Style Tech”), Mr. ZHANG, Mr. FEI Dong Ping, and Mr. Francis WAN (collectively “Parties”) have entered into the equity subscription agreement on October 15, 2007 (“Equity Subscription Agreement”), pursuant to which ARCH Digital has acquired 33% enlarged equity interests in Pypo Cayman at a purchase price of US$90,000,000.

2.	Pursuant to the Section 8.10 of the Equity Subscription Agreement, ARCH Digital is entitled to the following redemption right:

“8.10 Redemption. If by March 31, 2008, the aggregate Guaranteed Net Profit of all the Retailers acquired by Beijing Pypo following the Closing attributable to Beijing Pypo does not meet RMB 40,000,000 (Renminbi forty million), the Investor may at its sole discretion, choose to, but is not obligated to, terminate the Investment and request a redemption of all the Purchased Securities. Upon such redemption request by the Investor, the Company, the Sponsors and Beijing Pypo shall have the joint and several obligation to promptly redeem the Purchased Securities from the Investor, and as consideration thereof, to pay US$90,000,000 (Ninety Million US Dollars) to the Investor within sixty (60) days of the redemption request, in such manner (including form of payment) as satisfactory to the Investor.”

3.	Subsequently on December 2007, China Bright and Style Tech transferred all of its respective 91,350,000 Pypo Cayman shares to Capital Ally Investments Limited (“Capital Ally”).

4.	On December 28, 2007, Capital Ally executed the Instrument of Transfer, pursuant to which Capital Ally as a transferee agreed to join the Equity Transfer Agreement and other agreements singed by or between the Parties and to be bound by and subject to all of the obligations of each of China Bright and Style Tech as if Capital Ally were an original party thereto.

5.	Due the late date at which capital invested under the Equity Subscription Agreement was made available for retail acquisitions, being December 2007, we had agreed verbally to extend the date by which Beijing Pypo had to amass retail acquisitions meeting the above targets to June 30, 2008.

6.	Based on the information provided by Beijing Pypo, the aggregate of the six retailer targets secured by Beijing Pypo till June 30, 2008 provides guaranteed net profit attributable to Beijing Pypo of approximately RMB 62,020,000 (see the attached Schedule I), which is over RMB 40,000,000 under Section 8.10 of the Equity Subscription Agreement.

NOW, THEREFORE, based on the foregoing, we hereby inform you that we waive the redemption right under Section 8.10 of the Equity Transfer Agreement.

Regards,

Clement KWONG

/s/ Clement KWONG

For and on behalf of
ARCH DIGITAL HOLDINGS LIMITED

Date: , 2008

By countersigning this letter, you hereby acknowledge and accept this waiver, and represent and warrant that Beijing Fei Jie Investment Company Limited, an acquiring company wholly controlled by Beijing Pypo, has entered into agreements to acquire the targets on the conditions stated in the attached Schedule I:

/s/ ZHANG Kuo
ZHANG Kuo

/s/ FEI Dong Ping
FEI Dong Ping

/s/ Francis WAN
Francis WAN

The following parties to the Equity Subscription Agreement hereby acknowledge and accept this waiver letter:

/s/ KAM Yuen
KAM Yuen
For and on behalf of
PYPO DIGITAL COMPANY LIMITED / GOLDEN MEDITECH COMPANY LIMITED
/ CAPITAL ALLY INVESTMENTS LIMITED

/s/ ZHANG Kuo
ZHANG Kuo
For and for behalf of
BEIJING PYPO TECHNOLOGY GROUP COMPANY LIMITED

Schedule I

Guaranteed Net Profit Attributable to Beijing Pypo

Acquisition Target	Guaranteed Net Profit (RMB)	Beijing Pypo Interest Percentage	Guaranteed Net Profit Attributable to Beijing Pypo (RMB)
Heibei Guoxun	15,000,000	51%	7,650,000
Henan Xinya	12,000,000	51%	6,120,000
Hunan Feihong	10,000,000	100%	10,000,000
Yunan Bailaohui	8,000,000	51%	4,080,000
Jiangsu Guanzhilin	62,000,000	51%	31,620,000
Inner Mongolia Zhongyu	5,000,000	51%	2,550,000
Total			62,020,000

4